Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the GoFish Corporation 2008 Stock Incentive Plan of our Report dated March 28, 2008 with respect to the consolidated financial statements of GoFish Corporation included in its Annual Report (Form 10-KSB, as amended) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/Rowbotham & Company LLP

San Francisco, California
July 30, 2008